                                                  Exhibit 99.1

 UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL INFORMATION
       BROOKLYN UNION/LILCO COMBINATION AND LIPA TRANSACTION
                            (PURCHASE)


The following unaudited pro forma financial information reflects adjustments to the historical financial statements of LILCO to give effect to the proposed transfer of LILCO's gas and generation business to subsidiaries of the newly formed Holding Company (Holding Company), the proposed stock acquisition of LILCO by a wholly owned subsidiary of LIPA and the proposed Combination with Brooklyn Union and LILCO (Combination). The unaudited pro forma consolidated condensed balance sheet at June 30, 1997 gives effect to the proposed LIPA Transaction and the Combination as if they had occurred at June 30, 1997. The unaudited pro forma consolidated condensed statement of income for the twelve month period ended June 30, 1997 gives effect to the proposed LIPA Transaction and the Combination as if they had occurred at July 1, 1996. These statements are prepared on the basis of accounting for the Combination under the purchase method of accounting and are based on the assumptions set forth in the notes thereto. In April 1997 LILCO changed its year-end from December 31 to March 31.

The following pro forma financial information has been prepared from, and should be read in conjunction with the historical consolidated financial statements and related notes thereto of Brooklyn Union and LILCO. The following information is not necessarily indicative of the financial position or operating results that would have occurred had the proposed LIPA Transaction and the Combination been consummated on the date, or at the beginning of the period, for which the proposed LIPA Transaction and the Combination are being given effect nor is it necessarily indicative of future operating results or financial position.

                               5

                                         BUG/LILCO  HOLDING CORP.
                               UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                                         June 30, 1997
                                         (In Millions)

                                                                                          Brooklyn Union/LILCO
                                                      LIPA Transactions                   As Adjusted Combination
                                                      -----------------------             ------------------------------------
                                                                                                                          Holding
                                           LILCO      Sale to     Pro Forma       LILCO      Brooklyn Union Pro Forma     Company
                                         (Historical) LIPA (1)    Adjustments   As Adjusted  (Historical)   Adjustments   Pro Forma
                                         ----------------------   ----------    ----------   ------------   ---------     ---------
ASSETS

Property
 Utility plant
     Electric                          $   3,939.2  $  2,855.1  $     -      $    1,084.1  $      -       $     -      $   1,084.1
     Gas                                   1,180.9        -           -           1,180.9        1,815.8        -          2,996.7
     Common                                  265.1        -           -             265.1         -             -            265.1
     Construction work in progress           119.4        53.3        -              66.1         -             -             66.1
     Nuclear fuel in process and                                                                                -              0.0
                 in reactor                   15.5        15.5        -               0.0         -             -              0.0
     Less - Accumulated depreciation
             and amortization             (1,790.7)     (873.2)       -            (917.5)        (447.3)       -         (1,364.8)

Gas exploration and production, at cost      -            -           -               0.0          591.8        -            591.8
     Less - Accumulated depletion            -            -           -               0.0         (200.7)       -           (200.7)
                                         ----------   ---------   ----------    ----------   ------------   ---------     ---------
Total Property                             3,729.4     2,050.7          0.0       1,678.7        1,759.6         0.0       3,438.3

Cost in excess of net assets                                                                                                   0.0
             acquired (Goodwill)             -            -           -               0.0         -            308.0 (6)     308.0

Regulatory Assets
Base financial component(less accum.
    amortization of $808 )                 3,231.1     3,231.1        -               0.0         -             -              0.0
Rate moderation component                    406.1       406.1        -               0.0         -             -              0.0
Shoreham post-settlement costs             1,000.6     1,000.6        -               0.0         -             -              0.0
Shoreham nuclear fuel                        -            -           -               0.0         -             -              0.0
Unamortized cost of issuing securities       -            -           -               0.0         -             -              0.0
Regulatory tax asset                       1,760.5     1,760.5        -               0.0         -             72.5 (5)      72.5
Postretirement benefits
          other than pensions                353.9        -          (299.2)(2)      54.7         -             -             54.7
Other                                        439.6       341.7        -              97.9         -             -             97.9
                                         ----------   ---------   ----------    ----------   ------------   ---------     ---------
Total Regulatory Assets                    7,191.8     6,740.0       (299.2)        152.6            0.0        72.5         225.1

Nonutility Property
      and Other Investments                   19.2        14.9        -               4.3          165.8        -            170.1

Current Assets
Cash and cash equivalents                     54.0        -         2,404.9 (3)   2,458.9           81.6        -          2,540.5
Special deposits                             -            -           -               0.0         -             -              0.0
Accounts receivable-net                      435.1       290.0         17.9 (2)     163.0         -             -            163.0
Materials and supplies at average cost       -            -           -               0.0         -             -              0.0
Fuel oil at average cost                     -            -           -               0.0         -             -              0.0
Gas in storage at average cost               -            -           -               0.0         -             -              0.0
Deferred tax asset                            86.4        86.4        119.0 (4)     119.0         -             -            119.0
Other current assets                         254.8         1.8        -             253.0          305.8        -            558.8
                                         ----------   ---------   ----------    ----------   ------------   ---------     ---------
Total Current Assets                         830.3       378.2      2,541.8       2,993.9          387.4         0.0       3,381.3

Deferred Charges                              81.2        55.1        -              26.1          131.1       (72.5)(5)      84.7
Contractual receivable from LIPA             -            -           281.3 (2)     281.3         -             -            281.3
                                         ----------   ---------   ----------    ----------   ------------   ---------     ---------
Total Assets                           $  11,851.9  $  9,238.9  $   2,523.9  $    5,136.9  $     2,443.9  $    308.0   $   7,888.8
                                         ==========   =========   ==========    ==========   ============   =========     =========

                               See accompanying Notes to Unaudited Pro Forma Consolidated Condensed Financial Statements

                                                                                  6

                                         BUG/LILCO  HOLDING CORP.
                               UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                                         June 30, 1997
                                         (In Millions)

                                                                                          Brooklyn Union/LILCO
                                                      LIPA Transactions                   As Adjusted Combination
                                                      -----------------------             ------------------------------------

                                                                                                                          Holding
                                           LILCO      Sale to     Pro Forma       LILCO      Brooklyn Union Pro Forma     Company
                                         (Historical) LIPA (1)    Adjustments   As Adjusted  (Historical)   Adjustments   Pro Forma
                                         ----------------------   ----------    ----------   ------------   ---------     ---------
CAPITALIZATION  AND  LIABILITIES

Capitalization
Common Shareholders' Equity                2,531.4     2,437.9      2,404.9 (3)   2,498.4          993.3       253.8 (6,7) 3,745.5
Long-term debt                             4,458.3     3,414.6        (75.0)(15)    968.7          733.6        -          1,702.3
Preferred stock                              702.1       339.1         75.0 (15)    438.0            6.3        (6.3)(7)     438.0
                                         ----------   ---------   ----------    ----------   ------------   ---------     ---------
Total Capitalization                       7,691.8     6,191.6      2,404.9       3,905.1        1,733.2       247.5       5,885.8


Regulatory Liabilities                       540.7       509.5        -              31.2         -             -             31.2

Current Liabilities
Current maturities of long-term debt         -            -           -               0.0         -             -              0.0
Current redemption requirements                                                       0.0                                      0.0
             of preferred stock              -            -           -               0.0         -             -              0.0
Accounts payable                                                                      0.0                                      0.0
             and accrued liabilities         263.7       146.7        -             117.0          170.1        60.8 (6,7)   347.9
Commercial paper                             -            -           -               0.0         -             -              0.0
LRPP payable                                 -            -           -               0.0         -             -              0.0
Accrued taxes                                 43.1        -           399.0 (4)     442.1           40.1        -            482.2
Other current liabilities                    347.6        64.6        -             283.0           41.7        (0.3)(7)     324.4
                                         ----------   ---------   ----------    ----------   ------------   ---------     ---------
Total Current Liabilities                    654.4       211.3        399.0         842.1          251.9        60.5       1,154.5

Deferred Credits
Deferred federal income tax                2,421.0     2,306.3       (280.0)(4)    (165.3)         286.1        -            120.8
Class Settlement                             -            -           -               0.0         -             -              0.0
Other                                        109.1        27.3        -              81.8           87.4        -            169.2
                                         ----------   ---------   ----------    ----------   ------------   ---------     ---------
Total Deferred Credits                     2,530.1     2,333.6       (280.0)        (83.5)         373.5         0.0         290.0

Operating Reserves                           434.9        (7.1)       -             442.0         -             -            442.0

Commitments and Contingencies                -            -           -               0.0         -             -              0.0
Minority Interest in
            Subsidiary Company               -            -           -               0.0           85.3        -             85.3
                                         ----------   ---------   ----------    ----------   ------------   ---------     ---------
Total Capitalization and Liabilities   $  11,851.9  $  9,238.9  $   2,523.9  $    5,136.9  $     2,443.9  $    308.0   $   7,888.8
                                         ==========   =========   ==========    ==========   ============   =========     =========

                               See accompanying Notes to Unaudited Pro Forma Consolidated Condensed Financial Statements

                                                                                  7

                                                          BUG/LILCO HOLDING COMPANY
                                        UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF INCOME
                                                       For the Twelve Months Ended June 30, 1997
                                                       (In Millions, Except Per Share Amounts)



                                                                                                  Brooklyn                 Holding
                                               LILCO       Sale to       Pro Forma      LILCO       Union      Pro Forma    Company
                                            (Historical)     LIPA        Adjustments  As Adjusted (Historical) Adjustments Pro Forma
                                            -----------   ----------     ---------    ---------   ----------   ---------   ---------
Revenues
Electric                                 $     2,448.1  $   1,499.4 (10)     11.5 (8)    960.2  $     -      $     -     $    960.2
Gas-utility sales                                659.5        -              -           659.5      1,318.7        -        1,978.2
Gas production and other                         -            -              -            -           141.7        -          141.7
                                            -----------   ----------     ---------    ---------   ----------   ---------   ---------
Total Revenues                                 3,107.6      1,499.4          11.5      1,619.7      1,460.4        -        3,080.1

Operating Expenses
Operations-fuel & purchased power                942.7         14.5          -           928.2        602.5        -        1,530.7
Operations-other                                 377.0        226.1          -           150.9        370.3        -          521.2
Maintenance                                      115.0         66.8          -            48.2         54.5        -          102.7
Depreciation,depletion and amortization          155.9         94.2          -            61.7        100.3         6.3 (6)   168.3
Base financial component amortization            101.0        101.0          -            -           -            -            0.0
Rate moderation component amortization            16.8         16.8          -            -           -            -            0.0
Regulatory liability component amortization      (88.6)       (88.6)         -            -           -            -            0.0
Other regulatory amortization                     67.4         46.2          -            21.2        -            -           21.2
Operating taxes                                  467.6        278.9          -           188.7        151.7        -          340.4
Federal income taxes                             213.8        163.2           5.4 (9)     56.0         46.4        -          102.4
                                            -----------   ----------     ---------    ---------   ----------   ---------   ---------
Total Operating Expenses                       2,368.6        919.1           5.4      1,454.9      1,325.7         6.3     2,786.9
                                            -----------   ----------     ---------    ---------   ----------   ---------   ---------

Operating Income                                 739.0        580.3           6.1        164.8        134.7        (6.3)      293.2

Other Income                                      15.7         26.9          -           (11.2)        46.5        -           35.3

Income Before Interest Charges                   754.7        607.2           6.1        153.6        181.2        (6.3)      328.5

Interest Charges                                 427.8        345.5          (3.8)(9)     78.5         45.6        -          124.1

Net Income                                       326.9        261.7           9.9         75.1        135.6 (16    (6.3)      204.4
Preferred stock dividend requirements             52.1         39.9          23.7 (11)    35.9          0.3        (0.3)(7)    35.9
                                            -----------   ----------     ---------    ---------   ----------   ---------   ---------
Earnings for Common Stock                $       274.8  $     221.8   $     (13.8) $      39.2  $     135.3  $     (6.0) $    168.5
                                            ===========   ==========     =========    =========   ==========   =========   =========

Average Common Shares Outstanding                120.8        120.8         120.8        120.8         50.0       (14.5)(3)   156.3
                                            ===========   ==========     =========    =========   ==========   =========   =========
Earnings per Common and Equivalent Share $        2.27  $      1.84   $     (0.11) $      0.32  $      2.70  $     0.41  $     1.08
                                            ===========   ==========     =========    =========   ==========   =========   =========

                               See accompanying Notes to Unaudited Pro Forma Consolidated Condensed Financial Statements

                                                                                       8

Notes to Unaudited Pro Forma Consolidated Condensed Financial
Statements

1. The historical financial statements of LILCO have been adjusted to give effect to the proposed transaction with LIPA, pursuant to which LILCO will distribute certain of its net assets relating to its gas and generation business ("Transferred Assets") to subsidiaries of the Holding Company. LIPA will then acquire LILCO in a stock sale. The adjustments are based upon a disaggregation of LILCO's balance sheet and operations as estimated by the management of LILCO, and are subject to adjustment pursuant to the terms of the LIPA agreement.

     In connection with this transaction, the principal assets to be acquired by LIPA through its stock acquisition of LILCO include the electric transmission and distribution system ("The LIPA Transmission and Distribution System"), LILCO's 18% interest in Nine Mile Point 2 nuclear power station, certain of LILCO's regulatory assets associated with its electric business and an allocation of accounts receivable and other assets. The principal liabilities to be assumed by LIPA include LILCO's regulatory liabilities associated with its electric business, a portion of LILCO's long-term debt and an allocation of accounts payable, accrued expenses, customer deposits, other deferred credits and claims.


2. In connection with the LIPA Transaction, LIPA is contractually responsible for reimbursing the Holding Company for postretirement benefits other than pension costs, related to employees of LILCO's electric business. A pro forma adjustment has been reflected to reclassify the associated regulatory asset for postretirement benefits other than pensions to current and non-current accounts receivable pursuant to LIPA's obligation to a subsidiary of the Holding Company.

3. The Cash Purchase Price to be paid by LIPA in connection with its stock acquisition of LILCO will be $2,497.5 million. The Cash Purchase Price was determined based upon the estimated net book value of the LILCO Retained Assets of $2,500.8 million as estimated by LILCO in a projected balance sheet as of December 31, 1997. Based upon the balance sheet as of June 30, 1997, the net book value of the LILCO Retained
     Assets amounted to $2,437.9 million. In addition, the LIPA Transaction obligates the Holding Company upon the closing of the transaction to remit to LIPA $15 million associated with the recovery through litigation of certain real estate taxes previously paid. Transaction costs are currently estimated to be $18 million. Assuming the LIPA Transaction was completed on June 30, 1997, the net cash to be received by the Holding Company would amount to:




     Cash Purchase Price ...........................  $2,437.9
     Cash Paid to LIPA .............................    (15.0)
     Transaction Costs .............................    (18.0)

     Net Cash.......................................  $2,404.9


4. The distribution of Transferred Assets from LILCO to subsidiaries of the Holding Company will result in the imposition of federal income taxes on LILCO. Pursuant to the LIPA Agreement, the subsidiaries created by the Holding Company to receive the Transferred Assets will receive the benefit of the increased tax basis of the Transferred Assets and will pay the LILCO tax. If the LIPA Transaction were to have occurred at June 30, 1997, the tax would have amounted to approximately $399 million. The tax is derived from the difference between the estimated fair value of the distributed assets and their existing tax basis. For financial reporting purposes, the subsidiaries reversed the existing deferred tax liability of $280 million relating to the Transferred Assets and recorded a $119 million deferred tax asset reflecting the income tax effect by which the tax basis of the Transferred Assets exceeded their book basis.

5. The unaudited pro forma condensed consolidated balance sheet as of June 30, 1997 reflects the reclassification of $72.5 million of Brooklyn Union regulatory tax assets from deferred charges to regulatory assets in order to consistently present the regulatory assets of Brooklyn Union and LILCO.

6. The purchase price for Brooklyn Union at June 30, 1997, which amounted to approximately $1.245 billion including approximately $54.1 million of transaction costs, has been determined based upon an average of LILCO's opening and closing stock prices for the two trading days before and three trading days after December 29, 1996. The purchase price has been allocated to assets acquired and liabilities assumed based upon their estimated fair values. It is anticipated that the fair value of the utility assets acquired is represented by their book value, which approximates the value of these assets recognized by the New York State Public Service Commission (PSC) in establishing rates which are designed to, among other things, provide for a return on the book value of these assets and the recovery of costs included as depreciation and amortization charges. The estimated fair values of Brooklyn Union's non-utility assets approximate their carrying values. Both Brooklyn Union and LILCO will seek PSC approval for recovery of transaction costs.

     Based upon current information, the purchase price, including merger related transaction costs, exceeds the fair value of the net assets acquired by $308.0 million, which will be amortized to income over 40 years.

7. In connection with the formation of KeySpan, Brooklyn Union will redeem its outstanding preferred stock at a premium of 2% per terms of the original issuance agreement. As a result, accounts payable has been adjusted to reflect a payable of $6.3 million including premiums of $0.1 million which have been charged to Common Shareholders' Equity.

8. The agreement with LIPA includes a provision for the Holding Company to earn in the aggregate approximately $11.5 million in annual management service fees from LIPA for the management of the LIPA Transmission and Distribution System and the management of all aspects of fuel and power supply. These agreements also contain certain incentive and penalty provisions which could materially impact earnings from such agreements.

9. The pro forma charge of $5.4 million represents the income tax effect associated with the recording of the pro forma adjustments for the $11.5 million management fee (see Note 8), and a reduction in interest expense of approximately $3.8 million associated with the recapitalization of the subsidiary which contains the gas and generation businesses.

10. Revenues for both the assets acquired by LIPA and the Transferred Assets were determined based upon a revenue requirements model which considered the cost of service for these assets and a return on capitalization based upon an imputed allowed rate of return.

11. No adjustments have been made to earnings on common stock to reflect earnings on net available proceeds of approximately $1.7 billion to be received, after remittances to the Holding Company's gas and generation subsidiaries for working capital purposes (see Notes 3 and 12). If these funds were invested at 6.78% (the 30 year US Treasury Bond yield based on recent prices), the Holding Company would have realized additional interest income, net of taxes, of approximately $74.9 million, or approximately $.48 per share, on a pro forma consolidated basis. Each one percent change in the assumed interest rate, would increase/decrease interest income, net of taxes, by $11.0 million. LILCO's allowed rate of return on its common equity for its electric business is currently 11%.

12. Subsequent to the sale of LIPA, a portion of the proceeds to be received by the Holding Company will be remitted to LILCO's gas and generation subsidiaries in order to meet the subsidiaries working capital needs. Such proposed transaction has been eliminated in the consolidation process.

13. The allocation between Brooklyn Union and LILCO and their customers of the estimated cost savings resulting from the Combination, net of the costs incurred to achieve such savings, will be subject to regulatory review and approval. None of the estimated cost savings, have been reflected in the unaudited pro forma consolidated condensed financial statements.

14. The unaudited pro forma consolidated condensed financial statements reflect the exchange of each share of LILCO Common Stock outstanding into 0.880 shares of Holding Company Common Stock and each share of Brooklyn Union Common Stock outstanding into one share of Holding Company Common Stock, as provided in the Brooklyn Union/LILCO Agreement.

15. In connection with the LIPA Transaction, LILCO will transfer the Transferred Assets to subsidiaries of the Holding Company in exchange for shares of the Holding Company Common Stock and up to $75 million face amount of Holding Company Preferred Stock. The privately placed Preferred Stock will be non-voting, non-convertible and have a five-year term. For purposes of these pro forma financial statements, it is assumed that the Holding Company will issue $75 million of Preferred Stock, LILCO will sell the Preferred Stock for $75 million in proceeds and will retain the proceeds (i.e., a Retained Asset).

     With a $75 million increase in the Retained Assets, the LIPA Agreement provides that the Retained Debt will increase by a corresponding amount. The LIPA Agreement also provides that if the Holding Company were to issue an amount other than $75 million of Preferred Stock, the incremental difference between the amount actually issued and $75 million, will result in a corresponding increase or decrease in the amount of accounts payable retained by LILCO. These pro forma financial statements reflect a reduction in interest expense for the reduced level of subsidiary debt, and to reflect an increase in preferred stock dividend requirements. Finally, for purposes of these pro forma financial statements, it is assumed that the dividend rate on this privately placed Preferred Stock will be 7.95%, which is equal to the Company's highest cost preferred stock.

16.  The Brooklyn Union earnings for the 12 month period ended
     June 30, 1997 include non-recurring income aggregating approximately $33.5 million, net of taxes, or $0.68 per share, relating to gains on the initial public offering of a subsidiary's stock and the sale of an investment in a Canadian plant. This income was partially offset by a $7.8 million charge, net of taxes, or $0.16 per share, relating to reorganization expenses incurred by the subsidiary.

                          13